Exhibit 5.1

ATTORNEYS AT LAW

777 EAST WISCONSIN AVENUE
MILWAUKEE, WI 53202-5306
414.271.2400 TEL
414.297.4900 FAX
www.foley.com
April 5, 2007
CLIENT/MATTER NUMBER
052406-0233
MGIC Investment Corporation
MGIC Investment Plaza
250 East Kilbourn Avenue
Milwaukee, WI 53202
Ladies and Gentlemen:
     We have acted as counsel for MGIC Investment Corporation, a Wisconsin corporation (the “Company”), in conjunction with the preparation of a Registration Statement on Form S-4 (the “Registration Statement”), including the joint proxy statement/prospectus constituting a part thereof (the “Joint Proxy Statement/Prospectus”), filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement and the Joint Proxy Statement/Prospectus relate to, among other things, the proposed issuance of up to 80,851,943 shares of the common stock, $1.00 par value (the “Common Stock”), of the Company with attached common stock purchase rights (the “Rights”), as contemplated by that certain Agreement and Plan of Merger, dated as of February 6, 2007 (the “Merger Agreement”), by and between the Company and Radian Group Inc.
     In connection with our representation, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, including the Joint Proxy Statement/Prospectus; (ii) the Articles of Incorporation of the Company (the “Articles”), as amended to date and currently in effect; (iii) the Amended and Restated Bylaws of the Company, as amended to date and currently in effect; (iv) the form of the amended Bylaws of the Company to be in effect as of the effective time of the merger, as contemplated by the Merger Agreement; (v) the Merger Agreement; and (vi) resolutions of the Board of Directors of the Company relating to the approval of the Merger Agreement and the transactions contemplated thereby, including the issuance of the Common Stock and related matters. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.
     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or

BOSTON	LOS ANGELES	SACRAMENTO	TALLAHASSEE
BRUSSELS	MADISON	SAN DIEGO	TAMPA
CHICAGO	MILWAUKEE	SAN DIEGO/DEL MAR	TOKYO
DETROIT	NEW YORK	SAN FRANCISCO	WASHINGTON, D.C.
JACKSONVILLE	ORLANDO	SILICON VALLEY

MGIC Investment Corporation

photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, its directors and officers, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.
          Based upon and subject to the foregoing, we are of the opinion that:
     1. When the Registration Statement becomes effective under the Securities Act and the merger is completed in accordance with the Merger Agreement, the shares of Common Stock that the Company issues in accordance with the Merger Agreement will be validly issued, fully paid and nonassessable.
     2. With respect to the Rights attached to the shares of Common Stock, when issued pursuant to the terms of the Rights Agreement dated July 22, 1999, as amended, between the Company and Wells Fargo Bank Minnesota, National Association, as successor in interest to U.S. Bank National Association and Firstar Bank Milwaukee N.A., the Rights attached to the shares of Common Stock will be validly issued.
          We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Joint Proxy Statement/Prospectus forming a part thereof.

Very truly yours, /s/ FOLEY & LARDNER LLP